Exhibit 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statements (Form S-8 No. 333-185561, Form S-3 No. 333-207422, and Form S-8 No. 333-222107) pertaining to the AbbVie 2013 Incentive Stock Program,
(2) Registration Statement (Form S-8 No. 333-185562) pertaining to the AbbVie 2013 Employee Stock Purchase Plan for Non-U.S. Employees,
(3) Registration Statements (Form S-8 No. 333-185563 and Form S-8 No. 333-222105) pertaining to the AbbVie Deferred Compensation Plan,
(4) Registration Statement (Form S-8 No. 333-185564) pertaining to the AbbVie Savings Program,
(5) Registration Statement (Form S-3 No. 333-203677) pertaining to debt securities of AbbVie Inc.,
(6) Registration Statement (Form S-8 No. 333-204466) pertaining to the Pharmacyclics, Inc. 2014 Equity Incentive Awards Plan, and
(7) Registration Statement (Form S-8 No. 333-212067) pertaining to the Stemcentrx 2011 Equity Incentive Plan;
of our reports dated February 16, 2018, with respect to the consolidated financial statements of AbbVie Inc. and subsidiaries and the effectiveness of internal control over financial reporting of AbbVie Inc. and subsidiaries included in this Annual Report (Form 10-K) of AbbVie Inc. and subsidiaries for the year ended December 31, 2017.
/s/ Ernst & Young LLP
Chicago, Illinois
February 16, 2018